UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
INTERNATIONAL FIGHT LEAGUE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
424 West 33rd Street, Suite 650, New York, NY 10001
(Address of Principal Executive Offices)(Zip Code)
(212) 356-4000
(Registrant’s Telephone Number
including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) The Board of Directors of International Fight League, Inc. (the “Company”) elected Kevin Waldman as a director of the Company, effective June 12, 2007. Mr. Waldman will serve until the 2007 annual stockholders meeting scheduled for June 28, 2007, at which time he will be up for election by stockholders.
Mr. Waldman is a Managing Director of Veronis Suhler Stevenson, a private equity firm that invests buyout and structured capital funds in the media, communications, information and education industries in North America and Europe. Mr. Waldman has been with Veronis Suhler Stevenson since 1996, and has a broad range of experience with numerous sectors within the media and communications industries, including directory publishing, radio and television broadcasting, cable television, business information, marketing services, wireless communication towers and telecommunication services. Mr. Waldman has been active across a range of VSS portfolio companies, including ITN Networks, DOAR Communications Inc., Riviera Broadcast Group, GoldenState Towers, User-Friendly Phone Book, Birch Telecom, Broadcasting Partners Holdings, Spectrum Resources Towers and Triax Midwest Associates. Mr. Waldman currently serves as a member of the Board of ITN Networks, User-Friendly, DOAR Communications Inc. and Riviera Broadcast Group. Mr. Waldman previously served as a member of the Boards of Golden State Towers and ionex Telecommunications. Prior to joining VSS, Mr. Waldman worked at JP Morgan & Co. Mr. Waldman holds a BS degree from Syracuse University.
Item 8.01. Other Events.
On January 15, 2007, International Fight League, Inc. (“IFL” or the “company”) entered into a binding letter of intent (the “Letter of Intent”) with Fox Cable Networks, Inc. and MyNetworkTV, Inc. (collectively, the “Fox Entities”) which sets forth certain terms and conditions under which the company and the Fox Entities propose to create, promote and distribute IFL mixed martial arts content through a three-tier television and new media programming alliance. As contemplated by the LOI, the Fox Entities are telecasting IFL programs on Fox Sports Net and MyNetworkTV, and the company continues to produce programming for the Fox Entities. MyNetworkTV recently announced that its schedule for the Fall of 2007 would include the company’s television show “IFL Battleground,” which MyNetworkTV has telecasted since March 2007. In addition, the company and MyNetworkTV are in discussions regarding additional IFL shows to be broadcasted on MyNetworkTV.
The company and the Fox Entities are continuing to negotiate definitive agreements contemplated by the Letter of Intent, including two television broadcast distribution agreements, a securities purchase agreement, a warrant agreement, and a limited liability company operating agreement for a digital rights joint venture.
The Letter of Intent contains provisions requiring good faith negotiation of definitive agreements and exclusive negotiation by the company. These terms originally expired on March 15, 2007 and have been extended several times, most recently through May 31, 2007, but has not been extended beyond that date. Accordingly, the parties are no longer obligated to negotiate definitive documents, nor is the company bound by the exclusive negotiation terms contained in the Letter of Intent. Notwithstanding this expiration, the company and the Fox Entities are continuing to negotiate definitive agreements and are continuing to telecast IFL programs.
Item 9.01 — Financial Statements and Exhibits.
See the Exhibit Index attached to this report, which is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.
By:	/s/ Michael C. Keefe
	Name:	Michael C. Keefe
	Title:	President, Legal and Business Affairs

Date: June 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release issued by Registrant on June 13, 2007.